UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

NVIDIA CORPORATION
(Name of Registrant as Specified In Its Charter) N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4. Proposed maximum aggregate value of transaction:
5. Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

[The following email was sent to certain NVIDIA employees on June 19, 2007.]

An Urgent Message From Jensen

On May 31st, I sent you an email reminding you of the importance of voting your shares of NVIDIA common stock. I would like to remind you that it is important that your shares be represented on the key issues being considered at our annual meeting of shareholders on Thursday. Every vote, no matter how many shares you own, is critical.

Voting your shares takes only a couple of minutes. Your shares must be voted by 9:00 PM Pacific Time on June 20th. Call The Altman Group, our proxy solicitor, between 6:00 AM & 7:00 PM Pacific Time at 1-800-232-0316 to vote your shares.

Thank you for taking the time to address this very important matter.

Jensen